UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2018

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. (Morningstar) held its Annual Shareholders’ Meeting on May 18, 2018, for the purpose of electing directors and ratifying the appointment of KPMG LLP (KPMG) as Morningstar’s independent registered public accounting firm for 2018.

Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	39,412,513	232,674	1,429	1,489,226
Kunal Kapoor	39,339,712	245,250	1,654	1,489,226
Robin Diamonte	39,424,181	220,190	2,245	1,489,226
Cheryl Francis	39,403,012	241,499	2,105	1,489,226
Steve Kaplan	39,395,770	248,268	2,578	1,489,226
Gail Landis	39,416,134	228,220	2,262	1,489,226
Bill Lyons	39,343,584	300,819	2,213	1,489,226
Jack Noonan	39,399,743	244,610	2,263	1,489,226
Caroline Tsay	39,416,927	227,426	2,263	1,489,226
Hugh Zentmyer	39,420,029	224,226	2,361	1,489,226

The appointment of KPMG as Morningstar’s independent registered public accounting firm for 2018 was ratified with the voting as follows:

Votes For	Votes Against	Abstentions
41,109,178	20,614	6,050

Item 8.01.  Other Events.

On May 18, 2018, Morningstar issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 25 cents per share payable July 27, 2018 to shareholders of record as of July 6, 2018.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 18, 2018 regarding quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 22, 2018	By:	/s/ Jason Dubinsky
	Name:	Jason Dubinsky
	Title:	Chief Financial Officer